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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2007, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-143093) and related Prospectus of Scientific Learning Corporation for the registration of 7,861,638 shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California
July 26, 2007

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm